Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2020 Financial Results
Dallas, Texas. (May 20, 2020) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2020.
For the three months ended April 30, 2020, revenue, gross profit, and net income were $550.4 million, $242.6 million, and $147.5 million, respectively. These represent a decrease in revenue of $2.8 million, or 0.5%; a decrease in gross profit of $9.0 million, or 3.6%; and a decrease in net income of $45.3 million, or 23.5%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.62 compared to $0.81 last year, a decrease of 23.5%.
For the nine months ended April 30, 2020, revenue, gross profit, and net income were $1.7 billion, $757.4 million, and $534.4 million, respectively. These represent an increase in revenue of $180.5 million, or 12.0%; an increase in gross profit of $101.6 million, or 15.5%; and an increase in net income of $96.2 million, or 21.9%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $2.24 compared to $1.82 last year, an increase of 23.1%.
Excluding the impact of discrete income tax items, disposal of non-operating assets, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09, non-GAAP fully diluted earnings per share for the three and nine months ended April 30, 2020 and 2019, were $0.58, $0.66, $1.88 and $1.64, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, May 21, 2020, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart052120. A replay of the call will be available through July 20, 2020 by calling (877) 919-4059. Use confirmation code: 48213700.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 150,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of discrete income tax items, disposal of non-operating assets, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of discrete income tax items, disposal of non-operating assets, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2019	2020	2019
Service revenues and vehicle sales:
Service revenues	$491,582	$473,682	$1,489,472	$1,285,295
Vehicle sales	58,778	79,434	190,452	214,087
Total service revenues and vehicle sales	550,360	553,116	1,679,924	1,499,382
Operating expenses:
Yard operations	231,985	213,804	692,547	602,664
Cost of vehicle sales	53,987	70,984	170,651	189,952
Yard depreciation and amortization	20,333	15,398	55,384	47,422
Yard stock-based compensation	1,442	1,351	3,971	3,621
Gross profit	242,613	251,579	757,371	655,723
General and administrative	37,017	34,072	115,102	102,113
General and administrative depreciation and amortization	6,382	5,714	18,627	15,958
General and administrative stock-based compensation	4,113	4,299	13,258	13,979
Total operating expenses	355,259	345,622	1,069,540	975,709
Operating income	195,101	207,494	610,384	523,673
Other expense:
Interest expense, net	(5,578)	(5,084)	(14,068)	(13,330)
Other income, net	2,277	1,719	2,640	7,538
Total other expense	(3,301)	(3,365)	(11,428)	(5,792)
Income before income taxes	191,800	204,129	598,956	517,881
Income tax expense	44,313	11,388	64,582	79,684
Net income	$147,487	$192,741	$534,374	$438,197

Basic net income per common share	$0.63	$0.85	$2.30	$1.90
Weighted average common shares outstanding	234,133	227,984	232,647	230,922

Diluted net income per common share	$0.62	$0.81	$2.24	$1.82
Diluted weighted average common shares outstanding	238,591	237,892	238,564	241,158

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2020	July 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$306,387	$186,319
Accounts receivable, net	346,244	367,265
Vehicle pooling costs	75,357	76,548
Inventories	19,809	20,941
Income taxes receivable	31,578	19,526
Prepaid expenses and other assets	14,777	16,568
Total current assets	794,152	687,167
Property and equipment, net	1,838,297	1,427,726
Operating lease right-of-use assets	106,634	—
Intangibles, net	48,671	55,156
Goodwill	338,039	333,321
Deferred income taxes	310	411
Other assets	35,480	43,836
Total assets	$3,161,583	$2,547,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$250,841	$270,918
Deferred revenue	7,884	6,466
Income taxes payable	905	3,482
Current portion of operating lease liabilities	23,395	—
Current portion of finance lease liabilities	3,543	1,138
Total current liabilities	286,568	282,004
Deferred income taxes	57,724	48,683
Income taxes payable	46,795	35,116
Operating lease liabilities, net of current portion	85,698	—
Long-term debt and finance lease liabilities, net of discount	403,653	400,091
Other liabilities	134	3,342
Total liabilities	880,572	769,236
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	23	23
Additional paid-in capital	646,331	572,559
Accumulated other comprehensive loss	(138,923)	(132,529)
Retained earnings	1,773,580	1,338,328
Total stockholders' equity	2,281,011	1,778,381
Total liabilities and stockholders' equity	$3,161,583	$2,547,617

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2020	2019
Cash flows from operating activities:
Net income	$534,374	$438,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	76,756	63,709
Allowance for doubtful accounts	1,332	341
Equity in losses (earnings) of unconsolidated affiliates	1,918	(1,852)
Stock-based compensation	17,229	17,600
Gain on sale of property and equipment	(1,745)	(3,753)
Deferred income taxes	9,265	14,583
Changes in operating assets and liabilities:
Accounts receivable	19,102	(69,920)
Vehicle pooling costs	661	(15,026)
Inventories	1,209	(5,721)
Prepaid expenses and other current and non-current assets	6,268	(8,605)
Operating lease right-of-use assets and lease liabilities	(221)	—
Accounts payable and accrued liabilities	(15,636)	17,747
Deferred revenue	1,365	3,512
Income taxes receivable	(12,076)	(3,578)
Income taxes payable	9,168	7,304
Other liabilities	1,999	(1,042)
Net cash provided by operating activities	650,968	453,496

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(490,998)	(260,081)
Proceeds from sale of property and equipment	2,153	17,928
Net cash used in investing activities	(488,845)	(242,153)

Cash flows from financing activities:
Proceeds from the exercise of stock options	55,656	17,261
Proceeds from the issuance of Employee Stock Purchase Plan shares	3,955	3,501
Repurchases of common stock	—	(364,997)
Payments for employee stock-based tax withholdings	(102,191)	(45,594)
Net proceeds on revolving loan facility	—	7,000
Net cash used in financing activities	(42,580)	(382,829)
Effect of foreign currency translation	525	(208)
Net increase (decrease) in cash and cash equivalents	120,068	(171,694)
Cash and cash equivalents at beginning of period	186,319	274,520
Cash and cash equivalents at end of period	$306,387	$102,826
Supplemental disclosure of cash flow information:
Interest paid	$14,514	$14,700
Income taxes paid, net of refunds	$59,302	$60,926

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2019	2020	2019
GAAP net income	$147,487	$192,741	$534,374	$438,197
Effect of discrete income tax items	—	(10,170)	(3,008)	(10,170)
Effect of disposal of non-operating assets, net of tax	—	—	—	(1,598)
Effect of foreign currency-related (gains) losses, net of tax	(490)	94	(1,169)	(304)
Effect of recognizing tax benefit on exercise of employee stock options	(8,768)	(29,074)	(85,962)	(34,096)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	1,295	2,867	1,295
Non-GAAP net income	$138,229	$154,886	$447,102	$393,324

GAAP net income per diluted common share	$0.62	$0.81	$2.24	$1.82
Non-GAAP net income per diluted common share	$0.58	$0.66	$1.88	$1.64

GAAP diluted weighted average common shares outstanding	238,591	237,892	238,564	241,158
Effect on common equivalent shares from ASU 2016-09	(710)	(1,731)	(995)	(1,949)
Non-GAAP diluted weighted average common shares outstanding	237,881	236,161	237,569	239,209

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000